                                                                   EXHIBIT 10.17

                       ASSET PURCHASE AND SALE AGREEMENT
                       ---------------------------------


     This Asset Purchase and Sale Agreement (hereinafter "Agreement") is effective as of the 15th day of May, 1997 ("Effective Date"), by and among INFINITY OIL & GAS, INC., a Kansas corporation (hereinafter referred to as "Infinity"); and PGP II, L.P., a Delaware limited partnership (hereinafter referred to as "PGP").

     WHEREAS, Infinity has entered into negotiations and signed a letter of intent with Burlington Resources Oil & Gas Company ("Burlington") (a copy of which is attached hereto as Exhibit A) and other owners to acquire certain oil and gas properties known as the Raton Basin Center Coalgas Project in Huerfano County, Colorado, as more particularly set forth in Exhibit B attached hereto, together with related easements, rights-of-way, operating rights, and all other incidents associated therewith;

     WHEREAS, Infinity has entered into negotiations and signed letters of intent with Industrial Gas Services, Inc., Sterling Petroleum Company, Sterling Petroleum Operating Company, and Robert McCreery (copies of which are attached hereto as Exhibit C) and other owners to purchase that certain gas pipeline system known as the Spanish Peaks Gathering System, consisting of the, pipelines, rights-of-way, easements, and a yard and building located at the delivery point of the pipeline to the city of Walsenburg, Colorado, all set forth more fully in Exhibit D attached hereto;

     WHEREAS, Infinity desires to sell to PGP and PGP desires to purchase from Infinity, all of its right, title and interest now owned or acquired before Closing in and to the leases and related assets (subject to a reserved overriding royalty interest);

     WHEREAS, the parties wish for Infinity to assign all of its right, title, and interest now owned or hereafter acquired in the pipeline and related assets to an entity (the "Pipeline Acquisition Entity") owned jointly by PGP and Infinity; and

     WHEREAS, the parties wish to effectuate the sale on the terms and conditions more fully set forth in this Agreement.

     NOW, THEREFORE, in consideration of the covenants and promises contained herein, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1 "Hydrocarbons" means oil, gas, coalseam gas, condensate, casinghead gas, natural gas, liquified natural gas, natural gasoline, methanol, drip gasoline, liquids separated from gas, helium or other components of a gas stream, and any and all products or by-products therefrom regardless of how obtained, manufactured or produced.

     1.2 "Lease Burdens" means, as to any Lease, the lessor's royalty interest, and all overriding royalty, net profits or production payment interests, reversionary interests, and/or any other interests regardless of their form or manner of calculation which burden the working interest in such Lease, including, unless otherwise stated, the Overriding Royalty Interest (as defined below).

     1.3 "Lease Revenue Interest" or "LRI" as to any Lease means 100% (the assumed working interest in such Lease) less the Lease Burdens.

     1.4 "Net Revenue Interest" or "NRI" means the percentage of all Hydrocarbons that may be produced, saved and sold from land covered by a Lease.

                                  ARTICLE II

                          SALE OF LEASES BY INFINITY
                          --------------------------

     2.1  PURCHASE AND SALE OF LEASES.  PGP agrees to purchase and Infinity
          ---------------------------
agrees to sell (or cause the current owner to sell) all of its right, title, and interest in and to (a) the oil and gas leases and other assets (individually a "Lease" and collectively, the "Leases") described on Exhibit B attached hereto (subject to the reserved Overriding Royalty Interest, hereafter defined); (b) the federal exploratory unit or units hereafter formed containing the Leases or any part of them; and (c) all oil and gas sales contracts, dedicated acreage, wells, fixtures, attendant equipment, machinery, permits, franchises, licenses, servitudes, surface leases, files, data, information, intellectual property, seismic information, logs, core samples, and other personal property, agreements and incidents associated therewith insofar as such items are attendant or relate to the assets described on Exhibit A or B (the assets listed at (a), (b), and (c) shall hereinafter be referred to collectively as the "Raton Basin Assets"). At Closing, Infinity shall execute and deliver in sufficient and recordable form any and all assignments, conveyances, bills of sale, titles, and other documents necessary to transfer title to all such interests (subject to the reserved Overriding Royalty Interest) in the Raton Basin Assets to PGP.

     2.2  WORKING INTERESTS AND NET REVENUE INTERESTS.  Infinity shall deliver
          -------------------------------------------
(or cause to be delivered) to PGP at Closing 100% of the working interest in each Lease, which will entitle PGP to the Net Revenue Interest in and to the Hydrocarbons produced from the lands covered by such Lease as set forth on Exhibit B, less the Overriding Royalty Interest (as hereafter defined). Infinity's failure to deliver the working interest and Net Revenue Interest set forth herein shall not be a condition to Closing except as set forth in Article 7.1.

     2.3  OVERRIDING ROYALTY INTEREST.  Infinity shall be entitled to retain (or
          ---------------------------
receive, if the Leases are assigned to PGP by the current owner) an overriding royalty interest ("Overriding Royalty Interest") not to exceed 5% of 8/8 in and to production from the Leases assigned to PGP at Closing. The size of the Overriding Royalty Interest in each case shall be determined by subtracting .81 from the Lease Revenue Interest (before reduction by the Overriding Royalty Interest) owned by Infinity (or the LRI (before reduction by the Overriding Royalty Interest) which Infinity otherwise has the right to cause to be assigned to PGP) in such Lease, proportionately reduced to the extent such Lease does not cover 100% of the fee mineral estate in and to the lands covered by such Lease. In the event Infinity is unable to deliver to PGP at Closing a LRI (after reduction by the Overriding Royalty Interest) of at least .81 in any Lease,

Infinity shall not be entitled to reserve or acquire as a part of this transaction any Overriding Royalty Interest in and to production from such Lease.

     Any overriding royalty interest that Coltex Petroleum, Inc. may own in any of the lands covered by the Leases, under any other oil and gas lease covering the same mineral interest as are covered by one or more of the Leases (the "Cortex Overrides"), which may be acquired by Infinity within 12 months after Closing, shall be included within the definition of "Overriding Royalty Interest."

     2.4  OPTION TO PURCHASE OVERRIDING ROYALTY INTEREST.  For a period of
          ----------------------------------------------
eighteen (18) months beginning on the date of this Agreement, PGP will have the option to purchase from Infinity out of its Overriding Royalty Interest an overriding royalty interest of up to 3% of 8/8 of production from the lands covered by the Leases. PGP may elect to purchase all or any lesser percentage of the whole 3% of 8/8 (or such lesser interest that Infinity may own), provided that the interest PGP may elect to purchase shall be proportionately reduced in any lands to the extent any Lease thereon does not cover 100% of the fee mineral estate in such lands. The election to purchase shall be an election to purchase such overriding royalty interest in all the lands covered by the Leases.

          2.4.1  NET MINERAL ACRE.  As used herein the term "Net Mineral Acre"
                 ----------------
     means the total number of acres covered by any Lease times the percentage interest of the fee mineral estate owned in such acres by the lessor or lessors under such Lease, times the working interest owned by Infinity (or which Infinity has the right to assign). By way of example, and not by limitation:

          a) if a Lease covers 160 acres, and the lessor owns a 25% undivided interest in the fee mineral estate in such 160 acres, then the Net Mineral Acres for such Lease equal 40 (160 acres x 25% interest in the mineral estate = 40 Net Mineral Acres);

          b) if a Lease covers 160 acres, and the lessor owns 100% of the fee mineral estate, and Infinity owns 25% of the working interest in the Lease, the Net Mineral Acres for such Lease equal 40 (160 acres x 25% working interest = 40 Net Mineral Acres);

          c) if a Lease covers 160 acres, and the lessor owns a 25% undivided interest in the fee mineral estate in such 160 acres, and Infinity owns 25% of the working interest in the Lease, then the Net Mineral Acres for such Lease equal 10 (160 acres x 25% interest in the mineral estate x 25% working interest = 10 Net Mineral Acres).

          2.4.2  CALCULATION OF PURCHASE PRICE.  The purchase price shall be
                 -----------------------------
     calculated on a Lease by Lease basis as follows:

          $6.58 shall be multiplied times the percentage Overriding Royalty Interest which PGP elects to purchase, which product shall be multiplied times the Net Mineral Acres under such Lease.

          The products obtained by performing the above calculation for all lands covered by the Leases shall be added together to obtain the total purchase price for the Overriding Royalty Interest that PGP has elected to purchase.

     By way of example and not by limitation, assume that Infinity has the following Overriding Royalty Interest that is subject to POP's purchase option:

     A.   5% of 8/8 in lands covered by Leases covering 53,000 Net Mineral
          Acres.

          1)   If PGP elects to buy 1% of 8/8, the total purchase price will be:

               $6.58 x 1 x 53,000 =    $348,740

          2)   If PGP elects to buy 3% of 8/8, the total purchase price will be:

               $6.58 x 3 x 53,000 =    $1,046,220

     B. 5% of 8/8 in lands covered by Leases which cover 16,000 Net Mineral Acres; and
          3% of 8/8 in lands covered by Leases which cover 10,000 Net Mineral Acres; and
          2.5% of 8/8 in lands covered by Leases which cover 15,000 Net Mineral Acres; and
          1.25% of 8/8 in lands covered by Leases which cover 11,000 Net Mineral Acres; and
          0% of 8/8 in lands covered by Leases which cover 1,000 Net Mineral Acres.

          1)   If PGP elects to buy 3% of 8/8, the total purchase price will be:

               $6.58 x 3 x 16,000 =         $  315,840
               $6.58 x 3 x 10,000 =         $  197,400
               $6.58 x 2.5 x 15,000 =       $  246,750
               $6.58 x 1.25 x 11,000 =      $  90,475
               $6.58 x 0 x 1000 =           $  -0-
                                            --------

                     Total purchase price   $  850.465
                                            ==========

          2)   If PGP elects to buy 1% of 8/8, the total purchase price will be:

               $6.58 x 1 x 16,000 =         $  105,280
               $6.58 x 1 x 10,000 =         $  65,800
               $6.58 x 1 x 15,000 =         $  98,700
               $6.58 x 1 x 11,000 =         $  72,380
               $6.58 x 0 x 1000 =           $  -0-
                                            -------

                     Total purchase price   $  342.160
                                            ==========
          2.5  PURCHASE PRICE OF LEASES.  The purchase price of the Raton Basin
               ------------------------
     Assets shall be Twelve Dollars ($12) per Net Mineral Acre (as defined above) covered by the Leases, which PGP shall pay to Infinity as follows:

               a) Sixty Thousand Dollars ($60,000) ("Earnest Money") paid to Infinity contemporaneously with the execution of this Agreement, to be credited against the total purchase price at Closing; and

               b) the balance in cash or readily available funds by wire transfer to an account to be designated by Infinity, such designation to be made no later than three (3) business days prior to Closing.

In the event PGP shall be required to pay any amount directly to Burlington Resources or to any other owner or owners of the Raton Basin Assets as a condition to the transfer of Marketable Title (as hereafter defined) to the Raton Basin Assets, then in such event, such amount shall be deducted from the amount owing to Infinity and payable hereunder.

                                  ARTICLE III

                            ASSIGNMENT OF PIPELINE
                            ----------------------

     3.1  PIPELINE ACQUISITION ENTITY.  Prior to Closing, PGP and Infinity shall
          ---------------------------
establish a corporation, limited partnership, or limited liability company (the "Pipeline Acquisition Entity") for the purposes of acquiring, holding, operating and maintaining the pipeline and related assets as hereafter more fully described.

     3.2  OWNERSHIP INTERESTS.  PGP shall own eighty percent (80%) of the equity
          -------------------
and controlling interests in such Pipeline Acquisition Entity and Infinity shall own the remaining twenty percent (20%).

     3.3  ASSIGNMENT OF PIPELINE.  Infinity agrees to assign to the Pipeline
          ----------------------
Acquisition Entity (a) the pipeline, rights-of-way, and easements described on Exhibit C attached hereto; (b) a yard and building located at the delivery point of the pipeline to the city of Walsenburg, Colorado, together with spare pipes, equipment, materials, and other assets located thereon, all set forth more fully in Exhibit D attached hereto; and (c) related contracts, attendant equipment, operating rights, machinery, permits, franchises, licenses, servitudes, surface leases, files, data, information, intellectual property, processing plants, compressors, other personal property, and all other incidents associated therewith as such items are attendant or relate to the assets described on Exhibit C or D (the assets listed at (a), (b) and (c) shall hereafter be referred to collectively as the "Pipeline Assets").

     3.4  PURCHASE PRICE OF PIPELINE ASSETS.  PGP shall pay Infinity One Hundred
          ---------------------------------
Eighty-Five Thousand Seven Hundred Twenty Dollars ($185,720) as the purchase price for the Pipeline Assets (the "Pipeline Purchase Price"). The Pipeline Purchase Price shall be deemed to be a capital contribution by PGP to the Pipeline Acquisition Entity. In the event PGP shall be required to pay any amount directly to Industrial Gas Services, Inc., Sterling Petroleum Company, Sterling Petroleum Operating company, Robert McCreery or to any other owner or owners of the Pipeline Assets as a condition to the transfer of Marketable Title to the Pipeline Assets, then in such event, such amount shall be deducted from the amount owing to Infinity and payable hereunder.

     The Pipeline Purchase Price shall be payable in accordance with the terms set forth on the letters of intent attached hereto as Exhibit C.

     3.5  ADDITIONAL PAYMENTS BY PGP.  In addition to the Pipeline Purchase
          --------------------------
Price, PGP shall pay the outstanding ad valorem taxes currently owing to Huerfano County on the Pipeline Assets in the approximate amount of $100,000. Furthermore, PGP shall pay an amount not to exceed $30,000 for repairs on the pipeline and equipment thereon, so that the pipeline will be in working condition. These payments for ad valorem taxes and repairs shall be deemed to be a capital contribution by PGP to the Pipeline Acquisition Entity.

     3.6  NOTICE OF DEFECTS.  On or before July 1, 1997, PGP shall give notice
          -----------------
to Infinity of any Defect (as hereafter defined) that it may discover in the Pipeline Assets. Infinity shall have the option to cure such Defect before Closing or terminate this Agreement, and the Earnest Money shall be returned to PGP. In the event PGP fails to give such notice on or before such date, PGP agrees that it has waived any Defect and will purchase the Pipeline Assets at Closing.

                                  ARTICLE IV

                         TITLE AND CONDITION OF ASSETS
                         -----------------------------

     4.1  DEFINITIONS.
          -----------

          4.1.1 MARKETABLE TITLE. As used herein, the term "Marketable Title" shall mean such title, subject to and except for the Permitted Encumbrances (as defined below), which: (i) entitles Infinity (or Infinity's assignor) to receive from each Lease (and wells thereon) not less than an NRI of 81% (proportionately reduced to the extent the Lease covers less than 100% of the mineral acres under the land covered by it) of all Hydrocarbons produced, saved and marketed from the lands covered by a Lease; and (ii) is free and clear of encumbrances, liens and defects that would create evidence of material impairment of use or loss of interest in the affected Lease or Pipeline Assets.

          4.1.2 PERMITTED ENCUMBRANCE. The term "Permitted Encumbrance," as used herein shall include:

          a) Lease Burdens if the net cumulative effect of such Lease Burdens does not operate to reduce the NRI to less than 81% (proportionately reduced to the extent such Lease covers less than 100% of the mineral acres in the lands covered by it) for such land covered by a Lease;

          b)     liens for taxes or assessments not yet due;

          c)     liens, if any, to be released at Closing; and

          d)     such Defects (as defined below) as PGP has waived.

          4.1.3 DEFECT. The term "Defect" as used herein shall mean any material encumbrance, encroachment, irregularity, contract right, defect, condition in or objection to Infinity's (or Infinity's assignor's) title to the Assets, excluding Permitted Encumbrances, that alone or in combination with other defects renders Infinity (or PGP after Closing) with less than Marketable Title to any Asset or which exposes PGP (in the event it takes title to such Assets) to possible liability under any federal, state or local environmental law, rule, regulation or order ("Environmental Laws") for money damages, injunction against development or operation, or cost of clean-up for existing environmental contamination on, in, or under such Asset.

     4.2  ACCESS TO RECORDS.  Prior to Closing, PGP will be provided access to
          -----------------
the title information, production information, and other files and information included therein pertaining to the Leases and Pipeline Assets, including, without limitation, accounting files, production files, land files, lease files, well files, division order files, contract files and marketing files (including any and all records currently in the possession of Industrial Gas Services, Inc., or any other third person).

     4.3  TITLE EXAMINATION.  In addition to access to the title information
          -----------------
contained in the files of Infinity (or of Infinity's assignor), PGP and its agents may conduct such further title examinations as it deems reasonably prudent.

     4.4  DEFECTIVE LEASES.  Within twelve (12) months after the Closing date,
          ----------------
PGP may give written notice of any material Defect its investigation has revealed on any of the Leases to the extent PGP did not receive the full interest in the minerals covered thereby or the full interest in such Leases shown on Exhibit B. Upon such written notice Infinity shall either 1) at its own expense cure such Defect within a reasonable time not to exceed 90 days; 2) or repay to PGP that part of the purchase price paid by PGP (including any purchase price PGP has paid for any Overriding Royalty Interest under Section 2.4) to Infinity attributable to the Lease subject to such Defect, and at the request of Infinity, PGP shall quitclaim all further interest in such Lease subject to the Defect. For purposes of this section a material Defect shall mean a Defect which in the reasonable opinion of PGP requires payment to third parties (without consideration to the cost of title opinions or preparation of title curative documents) in any amount of at least $1,000 to cure such Defect.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF PGP
                     -------------------------------------

     5.1  DUE ORGANIZATION AND VALID EXISTENCE.  PGP is a validly existing
          ------------------------------------
limited partnership and is duly organized under the laws of Delaware.

     5.2  POWER AND AUTHORITY TO ENTER INTO AGREEMENT; FURTHER ASSURANCES.  PGP
          ---------------------------------------------------------------
is fully authorized to enter into and perform this Agreement, and PGP is fully authorized to purchase the Raton Basin Assets. The consummation of this Agreement will not violate or conflict with any governmental order, judgment or decree applicable to PGP. This Agreement has been duly executed and delivered on behalf of PGP, and at the Closing, all documents and instruments required hereunder to be executed and delivered by PGP will be duly authorized, executed and delivered. PGP shall furnish at Closing the consents of all parties whose consents are required under POP's partnership agreement; a resolution of POP's partners and Petroglyph Energy, Inc.'s Board of Directors authorizing the execution of this Agreement and all documents and instruments required hereunder, and a certificate of Petroglyph Energy, Inc.'s Secretary identifying Petroglyph Energy, Inc.'s officers.

                                  ARTICLE VI

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF INFINITY
             -----------------------------------------------------

     6.1  DUE ORGANIZATION AND VALID EXISTENCE.  Infinity is a validly existing
          ------------------------------------
corporation and is duly organized under the laws of Kansas.

     6.2  POWER AND AUTHORITY TO ENTER INTO AGREEMENT; FURTHER ASSURANCES.
          ---------------------------------------------------------------
Infinity is fully authorized to enter into and perform this Agreement. The consummation of this Agreement will not violate or conflict with any governmental order, judgment or decree applicable to Infinity. This Agreement has been duly executed and delivered on behalf of Infinity, and at the Closing, all documents and instruments required hereunder to be executed and delivered by Infinity will be duly authorized, executed and delivered. Infinity shall furnish at Closing a certificate of Infinity's Secretary identifying Infinity's officers.

     6.3  CONSENTS.  Infinity has obtained, as of Closing, all necessary
          --------
consents and authorizations to the transfer of the Raton Basin Assets and Pipeline Assets (collectively the "Assets") and attendant rights to PGP or the Pipeline Acquisition Entity, except for approvals required to be obtained from governmental entities who are lessors under Leases affected by this Agreement, or who administer such Leases on behalf of such lessors, which are customarily obtained post-closing and which the parties hereto have no reason to believe cannot be obtained in the ordinary course of business.

     6.4  COMPLIANCE WITH GOVERNMENTAL REGULATIONS.  To the best of Infinity's
          ----------------------------------------
actual knowledge and belief up to the date of Closing, the operation of the Leases and Pipeline Assets has been in conformity with all relevant state, local and federal laws, regulations, ordinances, administrative rulings and regulations, as well as those promulgated by any administrative or regulatory agencies, commissions or bodies of such governmental authorities. To the best of Infinity's actual knowledge and belief the Leases and Pipeline Assets have been operated in compliance with all applicable Environmental Laws and to Infinity's actual knowledge, no condition exists at the Effective Date that would violate any Environmental Laws or subject any lessee or operator of the Leases or Pipeline Assets to any damages, or any other liabilities, penalties, injunctive relief or remedial or cleanup costs under any such Environmental Laws or that requires, or is likely to require, cleanup, removal, remedial action or other response by any lessee or operator to any such Environmental Laws. Infinity has not investigated and has no knowledge of any oral or written notification of a release of hazardous material, and Infinity has not investigated and has no actual knowledge that the Leases or Pipeline Assets, or any part thereof, are listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or on any similar state list of sites requiring investigation or cleanup.

     6.5  OPERATIONS.  To the best of Infinity's actual knowledge, the ownership
          ----------
and operation of the Assets, to the extent that nonconformance could adversely affect the ownership, operation, value or use thereof after the Effective Date, has been in conformity, in all material respects, with all applicable laws, and all applicable rules, regulations and orders of all governmental agencies having jurisdiction, relating to the Assets.

     6.6  ACCURACY OF INFORMATION.  Infinity has provided PGP access to lease
          -----------------------
files, abstracts and title opinions, production records, maintenance records, specification records, accounting records, surveys, design drawings and maps, and other files, documents and records of which it has knowledge or to which it has access relating to the Assets (herein called the "Files"). To the best of Infinity's knowledge, all information contained in the Files (herein called the "Information") is accurate, true and correct in all material respects as acquired by Infinity; provided, Infinity does not warrant the accuracy of information or opinions given to it by third parties. To the best of Infinity's knowledge, there have been no changes affecting the Information since the date furnished which would make the Information inaccurate, untrue or incomplete in any material respect.

     6.7  SHARED KNOWLEDGE. In regard to Sections 6.4, 6.5, and 6:6, Infinity
          ----------------
has not sought legal counsel regarding the Environmental Laws referenced in these Sections, and Infinity's statements herein are based upon its lay understanding of the applicable laws. Infinity and PGP have jointly inspected the Assets. Infinity's actual knowledge of the Assets is based upon this inspection and other information made available to PGP, and, therefore, the knowledge of Infinity is equivalent to that of PGP.

     6.8  FEDERAL UNIT DESIGNATION.  Infinity has no knowledge of any impediment
          ------------------------
to obtaining a federal unit designation in at least eighty-five (85%) of the Leases.

     6.9  DISCLAIMER OF WARRANTIES.  Infinity sells and transfers the Pipeline
          ------------------------
Assets to PGP without any express, statutory or implied warranty or representation of any kind, including warranties relating to (i) the condition or merchantability of the property or (ii) the fitness of the property for a particular purpose. After Closing PGP accepts the Pipeline Assets "as is," "where is," and "with all faults."


                                  ARTICLE VII
                       CONDITIONS AND RIGHT TO TERMINATE

     7.1  CONDITIONS PRECEDENT.  The parties' obligations hereunder are subject
          --------------------
to the following:

     a) All representations and warranties of the parties shall be true and correct as of the time of Closing;

     b) Marketable Title to 100% of the Pipeline Assets shall be delivered to the Pipeline Acquisition Entity at Closing; or in the alternative, Marketable Title to not less than 70% of the Pipeline Assets shall be delivered to the Pipeline Acquisition Entity at Closing and PGP shall
                                                                  ---
          be furnished with an opinion of Colorado counsel opining that ownership of less than 100% of the Pipeline Assets will allow for the Pipeline Acquisition Entity's use and operation of the Pipeline Assets and that the co-owners to the Pipeline Assets will not have the legal right to prevent the Pipeline Acquisition Entity's right to use the Pipeline Assets to transport gas from the Leases.

     c) Receipt of any and all required consents, waivers, and approvals from third parties including any governmental, or regulatory entities, if any, to the transfers, conveyances, and assignments necessary to complete the transactions contemplated under this Agreement, except for approvals required to be obtained from governmental entities who are lessors under Leases affected by this Agreement, which are customarily obtained after closing and which the parties hereto have no reason to believe cannot be obtained in the ordinary course of business.

     d) Approval of the transactions contemplated by this Agreement by all parties whose approval is necessary under POP's partnership agreement;

     e) Leases covering at least 80% of the gross acreage (approximately 80,000 acres) described on Exhibit B shall be conveyed and assigned to PGP at Closing;

     f) As of Closing, Leases covering at least eighty-five percent (85%) of the acreage described on Exhibit B shall by their terms allow for their inclusion in a federal unit without any further consents or approvals, and no more than ten percent (10%) of such acreage shall be subject to any existing unit designation or agreement or pending application therefor already filed with any regulatory agency with jurisdiction at the time of Closing;

     g) At Closing, PGP and Infinity shall each deliver to the other appropriate opinion of counsel letters evidencing the due authorization and execution by such party of the Agreement and attendant documents and instruments and the enforceability thereof.

     7.2  RIGHT TO TERMINATE AGREEMENT.  If PGP or Infinity has not performed
          -----------------------------
all those acts necessary for all of the conditions precedent to have occurred prior to Closing, then PGP or Infinity, respectively, shall have the unconditional right to terminate this Agreement, in which case it shall be of no force and effect as among the undersigned parties.

     7.3  CLOSING.  Time is of the essence of this Agreement, and Closing shall
          -------
occur as soon as all conditions precedent have been met, at the offices of Morris, Laing, Evans, Brock & Kennedy, Chartered in Wichita, Kansas, at a time mutually agreed on by the parties, but in no event later than the close of business on July 15, 1997; provided, that Closing may be extended to a later date by the mutual agreement of both parties. If Closing does not occur by such date, either party shall have the right, but not the obligation, to cancel this Agreement without penalty. The following shall occur at Closing:

     a) PGP shall pay to Infinity the purchase price (subject to any credit for payments directly to third parties) as set forth in Section 2.5 above;

     b) Infinity shall execute and deliver to PGP the assignments and conveyances of the Assets, warranting title by, through, and under Infinity (or the current record owner), subject to the Overriding Royalty Interest (which reserved overriding royalty shall be in that form as shown on Exhibit E); or in the alternative, Infinity shall cause the current record-title owners at the time of Closing to execute and deliver to PGP the assignments and conveyances of the Assets, warranting by, through, and under such current owners, subject to an assignment from PGP to Indemnity of the Overriding Royalty Interest in the form of Exhibit E;

     c) the parties shall execute and deliver to PGP a notice of the option to purchase the Overriding Royalty Interest and of POP's right to lease minerals acquired in the area of mutual interest (as discussed below in Section 8.4) for recordation in the public land records;

     d) The parties shall deliver to each other the opinions of counsel required herein;

     e) The parties shall execute and deliver such other instruments as are necessary to give effect to this Agreement and to discharge their obligations hereunder.

     7.4  DISPOSITION OF EARNEST MONEY.   In the event either party is excused
          ------------------------------
from performing its obligations or terminates this Agreement under the provisions of this Article VI, then PGP shall be entitled to a return of its Earnest Money. Otherwise, in the event PGP fails to perform at Closing, the Earnest Money shall be paid over to Infinity as liquidated damages and as its sole remedy for breach of this Agreement by PGP.

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     8.1  SINGLE TRANSACTION.  Acquisition of the Raton Basin Assets by PGP and
          ------------------
the Pipeline Assets by the Pipeline Acquisition Entity shall be considered part of the same transaction, and the acquisition of one is contingent upon the acquisition of the other.

     8.2  DIRECT ASSIGNMENTS/CONVEYANCES FROM OWNERS.  Inasmuch as Infinity is
          -------------------------------------------
not the current owner of the Assets, in closing this transaction Infinity will use its best efforts to obtain assignments and conveyances of the Assets from the current owners of the Assets directly to PGP or the Pipeline Acquisition Entity, as the case may be.

     8.3  MODIFICATIONS AND AMENDMENTS.  Any changes in the provisions of this
          -----------------------------
Agreement made subsequent to this execution shall be made by formal written and executed amendments. It is stipulated that oral modifications and amendments hereto shall not be binding, and that no evidence of oral amendments or modifications shall be admissible during arbitration or adjudication.

     8.4  AREA OF MUTUAL INTEREST.  In the event of Closing, thereafter the
          -----------------------
parties agree that in the event either party or an affiliate of either party (the "Acquiring Party") shall acquire any oil and gas interests, whether producing or nonproducing, farmouts or other similar contracts which affect or pertain to lands and minerals, located within Huerfano County, Colorado (the "Interests"), it shall notify the other party (the "Nonacquiring Party") of such acquisition. At the time of giving the notice, the Acquiring Party shall provide access to copies of all instruments of acquisition, including without limitation, copies of leases, abstracts, agreements, title memos, assignments, subleases, farmouts and other contracts affecting the Interests in possession of the Acquiring Party. For thirty days (30) days after receipt of the notice of acquisition, Nonacquiring Party shall have the right to acquire its Proportionate Interest (as defined below) in the acquisition on the same terms and conditions on which the Acquiring Party has acquired or has the right to acquire such Interest by notifying the Acquiring Party of its desire to share in the acquisition, and paying its Proportionate Share of the cost of acquisition, or in the case of a farmout or other similar agreement requiring certain performance such as drilling of a test well, agreeing to be liable for its Proportionate Share of the cost of any performance required. For purposes of this Section, the term Proportionate share shall mean:

     a) when it pertains to leasehold working interests, ninety percent (90%) in the case of PGP and ten percent (10%) in the case of Infinity; and

     b) when it pertains to mineral interests and overriding royalty interests, fifty percent (50%) in the case of PGP and fifty percent (50%) in the case of Infinity.

     Any mineral interests in Huerfano County acquired by either party shall be subject to POP's right to acquire an oil and gas lease thereon, which lease shall reserve to the mineral owners a royalty interest of 1/8th of production.

     Notwithstanding anything to the contrary in this Section 8.4, the Coltex Overrides shall not be subject to the terms of this Section 8.4.

     8.5  FEDERAL UNIT DESIGNATION.  The parties shall each use their reasonable
          -------------------------
best efforts to effect the formation of a federal exploratory unit (with the assistance of Unit Source, a Denver based company that specializes in the formation of federal units) covering at least half of the acreage covered by the Leases to be acquired at Closing.

     8.6  GOVERNING LAWS.  The laws of the State of Colorado shall govern this
          ---------------
Agreement in proceedings in court (law and/or equity) and proceedings in arbitration.

     8.7  WAIVER.  Any party's failure or delay in protesting, taking legal
          -------
action, or demanding arbitration upon the other party's breach is no waiver of that cause of action; unless that party's delay to take action exceeds a reasonable time under the circumstances, exceeds a time-frame limitation set forth elsewhere herein, or exceeds the statute of limitation. Any party's failure or delay in protesting or taking legal and/or equitable action, or demanding arbitration upon the other party's breach is not to be considered as being a waiver of that party's cause of action for any subsequent breach.

     8.8  TITLES OF ARTICLES' SECTIONS AND SUBSECTIONS.  The titles and
          --------------------------------------------
subtitles of Articles, Section and Subsections of thus Agreement are for convenience only; are not part of the terms of this Agreement; are without legal or contractual significance; and, as such, shall not govern the terms of this Agreement or in any way influence the interpretation of this Agreement.

     8.9  NOTICES.  Any and all written notices hereunder shall be delivered in
          --------
person, via facsimile transmission (fax) or First Class U.S. Mail, postage prepaid, or via private overnight courier service to the following individuals at the following address:

     INFINITY: INFINITY OIL & GAS, INC.
               Attn: Tim Brittan
               730 17th Street, Ste. 250
               Denver, CO 80202  FAX:  (303) 825-3342

     PGP:      PETROGLYPH ENERGY, INC.
               Attn: Robert C. Murdock
               6209 North Highway 61
               P. O. Box 1839
               Hutchinson, KS 67504-1839  FAX: (316) 665-8577

Such agents and/or addresses may be unilaterally altered by either party upon providing written notice thereof to the other party.

     8.10 DUPLICATE ORIGINALS.  This Agreement shall be executed in duplicate
          --------------------
originals, with Infinity and PGP each receiving an original.

     8.11 FURTHER ASSURANCES.  The parties hereby agree to execute and to cause
          -------------------
third parties to execute any and all documents, leases, affidavits, releases, mortgage releases, transfers, change of operator forms, letters in lieu of transfer orders, assignments, bills of sale, titles, notes or the like in fulfillment of obligations set forth herein or in furtherance of the intent hereof.

     8.12 AGREEMENT SUBJECT TO LAWS.  If any provision of this Agreement, or the
          --------------------------
application thereof to any party or any circumstance, shall be found to be contrary to or inconsistent with or unenforceable under any applicable law, rule, regulation or order, such applicable law, rule, regulation or order shall control and this Agreement shall be deemed modified accordingly; but the remainder of this Agreement, and the application of such provisions to the other parties or circumstances, shall not be affected thereby; and in all other respects, the Agreement shall continue in full force and effect.

     8.13 ASSIGNMENT.  This Agreement may not be assigned by the parties without
          -----------
the written consent of the other party, which consent will not be unreasonably withheld. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

     8.14 INCIDENTAL COSTS.  Each party to this Agreement shall bear its
          ----------------
respective expenses incurred in connection with the Closing of this transaction, including its own consultant's and broker's fee, attorneys' fees, accountants' fees and other similar costs and expenses.

     8.15 SURVIVAL.  Except as otherwise noted herein, the representations and
          --------
warranties of the parties herein and all agreements herein shall survive the Closing and delivery of any assignment, conveyance, or bill of sale, or other instrument delivered at Closing.

     8.16 FINAL AGREEMENT.  This Agreement, together with other written
          ---------------
agreements executed at Closing, constitute the final agreement of the parties, and supersede any and all prior agreements among the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the 15th day of May, 1997.


                                        INFINITY OIL & GAS, INC.



                                        By:  /s/ Stephen D. Reynolds
                                             ------------------------------
                                             Name: Stephen D. Reynolds
                                                  -------------------------
                                             Title: Vice President
                                                   ------------------------

                                                                      "Infinity"


                                        PETROGLYPH GAS PARTNERS, L. P.

                                        By:  PETROGLYPH ENERGY, INC.,
                                             its general partner



                                        By:  /s/ Robert C. Murdock
                                             ------------------------------
                                             Name:  Robert C. Murdock
                                                  -------------------------
                                             Title: President
                                                   ------------------------

                                                                           "PGP"